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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and on Form S-4 (Nos. 333-16275 and 333-20029) of Watson Pharmaceuticals, Inc. of our report dated February 7, 1997, except as to Note 2, which is as of February 27, 1997, which appears on page F-2 of the Watson Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP

Costa Mesa, California
April 4, 1997